Exhibit 3

Bogotá D.C., April 28, 2015

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on February 11, 2015 (Registration Statement No. 333-202025), as amended by Amendment No.1 thereto, dated March 19, 2015 (as so amended, the “Registration Statement”), of U.S.$1,000,000,000 aggregate principal amount of the Republic’s 5.000% Global Bonds due 2045 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated March 20, 2015 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated March 23, 2015 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Indenture, dated January 28, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon;

(iii) the global Securities dated March 26, 2015 in the aggregate principal amount of U.S.$1,000,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated March 26, 2015 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2008 Annual Report on Form 18-K and incorporated herein by reference);

(g) Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s 2012 Annual Report on Form 18-K and incorporated herein by reference);

(h) External Resolution No. 8 of August 29, 2014 issued by the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s 2013 Annual Report on Form 18-K and incorporated herein by reference); and

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a) Resolution No. 0712 of March 20, 2015, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto);

(b) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on October 22, 2014 (a translation of which has been filed as part of Exhibit 3 to Amendment No.2 to the Republic’s 2013 Annual Report on Form 18-K and incorporated herein by reference);

(c) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on February 25, 2015 (a translation of which is attached as Exhibit B hereto); and

(d) Approval No. 3818 dated October 2, 2014 of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as part of Exhibit 3 to Amendment No.2 to the Republic’s 2013 Annual Report on Form 18-K and incorporated herein by reference).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 4 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2013 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,
/s/ Pablo Cárdenas Rey

PABLO CÁRDENAS REY
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

MINHACIENDA

Resolution 0712

March 20, 2015

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currencies; and other provisions are decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers, in particular the powers

conferred by Article 19, Decree 2681 of 1993, and

WHEREAS

Article 3, Decree 2681 of 1993 authorizes State entities to carry out public credit transactions, including, among others: issuance, subscription and placement of public debt securities;

Article 10, Law 533 of 1999, states that public debt securities are documents and securities with a credit content, and a maturity date, issued by State entities;

Article 19, Decree 2681, of 1993, states that the issuance and placement of public debt securities on behalf of the Nation requires an authorization given by a Ministry of Finance and Public Credit Resolution. The authorization may be given once a favorable opinion has been received from the Consejo Nacional de Política Económica y Social – CONPES – and the Comisión Interparlamentaria de Crédito Público, if it is about foreign public debt securities with a maturity date over 1 year;

Article 24, Law 185 of 1995, states that for all purposes established under Law 80 of 1993, Article 41, Paragraph 2, Sub-paragraph 5, the Comisión Interparlamentaria de Crédito Público shall issue a preliminary opinion to start formalities with regard to any public credit transactions, and a final opinion to execute the transactions. However, the Comisión Interparlamentaria de Crédito Público shall only issue its opinion once with regard to the issuance, subscription and placement of bonds and securities;

Ministry of Finance and Public Credit

Resolution No. 0712	MARCH 20, 2015	Page 2 of 4

(Resolution - cont.) Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currencies; and other provisions are decreed.

According to CONPES Document 3781, dated November 8, 2013, the Consejo Nacional de Política Económica y Social - CONPES - issued a favorable opinion for the Nation to negotiate external public credit transactions to prefinance and/or finance budget allocations for 2014 and 2015 for up to THREE BILLION U.S. DOLLARS (US$3,000,000,000) or its equivalent in other currencies; of this sum, on January 20, 2015 the Nation still had a FOUR HUNDRED MILLION U.S. DOLLARS (US$400,000,000), or its equivalent in other currencies, authorized and unused quota;

Under CONPES document 3818 dated October 2, 2014, the Consejo Nacional de Política Económica y Social - CONPES - issued a favorable opinion for the Nation to negotiate external public credit transactions to prefinance and/or finance budget allocations for 2015 and 2016 for up to THREE BILLION U.S. DOLLARS (US$3,000,000,000) or its equivalent in other currencies;

Based on the aforementioned favorable opinions proffered by the Consejo Nacional de Política Económica y Social - CONPES, by Resolution No. 072 dated January 20, 2015, the Nation issued foreign public debt securities in international capital markets for the sum of ONE BILLION FIVE HUNDRED MILLION U.S. DOLLARS (US$1,500,000,000);

Based on the aforementioned Whereas, the Nation used up the totality of the quota granted by CONPES Document 3781 dated November 8, 2013. The Nation now has a ONE BILLION NINE HUNDRED MILLION U.S. DOLLARS (US$1,900,000,000) or its equivalent in other currencies, authorized and unused quota granted by CONPES Document 3818 of October 2, 2014;

In the October 22, 2014 session, the Comisión Interparlamentaria de Credito Público issued a sole favorable opinion to the Nation- the Ministry of Finance and Public Credit, to carry out foreign public debt transactions for up to TWO BILLION U.S. DOLLARS (US$2,000,000,000), or its equivalent in other currencies, to prefinance and/or finance budgetary appropriations for the year 2015;

Based on the authorization proffered by the Comisión Interparlamentaria de Credito Público in the aforementioned paragraph, by Resolution No. 072 dated January 20, 2015, the Nation issued foreign public debt securities in the international capital markets for the sum of ONE BILLION FIVE HUNDRED MILLION U.S. DOLLARS (US1,500,000,000);

In the February 25, 2015 session, the Comisión Interparlamentaria de Credito Público issued a sole favorable opinion to the Nation- the Ministry of Finance and Public Credit, to carry out foreign public debt transactions for up to TWO BILLION U.S. DOLLARS (US$2,000,000,000), or its equivalent in other currencies, to finance budgetary appropriations for the year 2015, and to prefinance and/or finance budgetary appropriations for the year 2016;

Based on Whereas Nine (9), Ten (10), and Eleven (11), the Nation has a TWO BILLION FIVE HUNDRED MILLION U.S. DOLLARS (US$2,500,000,000) or its equivalent in other currencies, authorized and unused quota;

Ministry of Finance and Public Credit

Resolution No. 0712	MARCH 20, 2015	Page 3 of 4

(Resolution - cont.) Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currencies; and other provisions are decreed.

According to the provision in Law 31 of 1992, Article 16, Paragraphs c) and h), and by External Resolution No. 8, dated August 29, 2014, the Board of Directors of the Banco de la República established the financial terms to which the Nation shall be subject in order to place foreign public debt securities, which will fund budgetary appropriations for fiscal year 2015, in international capital markets;

RESOLVES

Article 1. Issuance Authorization. Authorizes the Nation to issue, subscribe, and place foreign public debt securities in international capital markets for a sum of up to ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currencies, intended to finance budgetary appropriations for Fiscal Year 2015;

Article 2. Characteristics, Terms and Conditions. The aforementioned foreign public debt securities shall have the following characteristics, terms and conditions:

Redemption Period:	Over two (2) years, depending on the market to be accessed;

Interest Rate:	Fixed or variable, based on market conditions on the date of placement, subject to the limitations established by the Board of Directors of the Banco de la República.

Other Expenses and Commissions:	Market standard for this type of transaction.

Article 3. Remaining Terms and Conditions. The other terms, conditions and characteristics of the issuance authorized in this Resolution shall be established by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

Article 4. Authorization for Related Transactions. Authorize the Nation to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duties, contributions and levies only when made to persons who are not resident in this country.

Article 6. Other Norms. The Nation - the Ministry of Finance and Public Credit, shall comply with all other applicable standards, in particular External Resolution No. 8 of 2000, from the Board of Directors of the Banco de la República, and other norms that may modify, add or abolish it.

Ministry of Finance and Public Credit

Resolution No. 0712	MARCH 20, 2015	Page 4 of 4

(Resolution - cont.) Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currencies; and other provisions are decreed.

Article 7. Validity and Publication. The present Resolution shall be valid from the date of its publication in the Official Journal. It is understood that the requirement was met through the instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided under Law 185 of 1995, Article 18.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogotá, D.C. on MARCH 20, 2015

MINISTER OF FINANCE AND PUBLIC CREDIT

[Signed]

MAURICIO CÁRDENAS SANTAMARÍA

EXHIBIT B

MINHACIENDA

THE UNDERSIGNED, TECHNICAL SECRETARY FOR THE

COMISIÓN INTERPARLAMENTARIA DE CRÉDITO PÚBLICO

ATTESTS:

That on the February 25, 2015 session, the Comisión Interparlamentaria de Crédito Público issued a sole favorable opinion to the Nation-Ministry of Finance and Public Credit to carry out Foreign Public Debt Transactions for up to Two Billion U.S. Dollars, or its equivalent in other currencies, to finance budgetary appropriations for fiscal year 2015, and to prefinance or finance budgetary appropriations for fiscal year 2016.

Sincerely,

[Signed]

PABLO CÁRDENAS REY

Technical Secretary

Bogotá, D.C., on February 25, 2015.